INDEX TO EXHIBITS

EX-99.(a)(vii)         Articles Supplementary.

EX-99.(i)(b)           Opinion of counsel.

EX-99.(j)              Consent of Independent Auditors

EX-99.(n)              Rule 18f-3 Plan.